November 1, 2023 Dear Shareholders, Before we discuss our strong Q3 results, it’s important to address the high level of media attention and speculation surrounding several ongoing industry lawsuits, and our thoughts on what the implications may be for the broader residential real estate industry and for Zillow in particular. The short version is: we believe Zillow is well-positioned to thrive . At Zillow, we are strong supporters of free, fair and transparent access to real estate information. We also strongly believe in the importance of independent representation for both parties in a real estate transaction, as well as fair, transparent, and negotiable agent commissions. From where we stand, it seems clear that these principles are in the best interest of mover-consumers, agents and the industry as a whole. Consumers and agents should have access to all listings, and consumers should be empowered with information about listings and how agent commissions are paid. We believe this is the best way forward. We expect the Sitzer/Burnett lawsuit that made headlines yesterday will likely be tied up in court for years. As a reminder, Zillow is neither a party to this lawsuit nor to other similar ones. We expect industry changes resulting from this lawsuit, or ones like it, will involve commission transparency and negotiability provisions similar to those seen in several of the settlements plaintiffs entered into with other real estate franchisors in advance of the Sitzer/Burnett trial. In forward-leaning markets that have been exploring changes resulting in increased transparency and negotiability, we believe our business thrives. We also believe complete disruption to the existence of buyer’s agents is improbable for several reasons. Buyer’s agents represent the buyer's interest throughout the complex and often intimidating process of purchasing a home. Buyers need their own independent counsel, and for most buyers, this means a dedicated agent. In fact, dual agency (where the same individual agent represents both parties) is harmful enough in real estate transactions that it’s been banned or substantially restricted in eight states in the U.S. While there is a “do it yourself” segment of our industry — which we fully support inside of Zillow today — we know via research and 1 | Q3 2023

experience that for most movers, the stakes are too high for DIY to become commonplace. Zillow was founded on the principle of free and fair access to real estate information and listings. We will continue to advocate and lobby for this principle. However, indulging for a moment a future scenario where buyer’s agency goes away, we have high confidence that Zillow will remain in a strong position, and potentially even stronger. In this scenario, the U.S. market would likely transition to what we observe in several international geographies, where a few large portals offer a “pay to play” digital listings marketplace. In this scenario, we believe Zillow would be an odds-on favorite to become the leading digital listings marketplace, given our brand, traffic, engagement, and unique focus on solving movers’ real pain points with our software-anchored housing super app vision. If international classifieds markets are any guide, it is possible this leads to a larger and more profitable business model for Zillow. We are not advocating for this to happen because we believe a “pay to play” marketplace is a step backward for consumers and for the industry as a whole. We like our position and growth plan in a market structure that continually evolves toward our principles of access, independence and transparency. We have always focused first on delighting consumers with our software products, thus attracting users with modest marketing spend. Over the years, we have exhibited an unusually high degree of business model creativity and innovation as we have figured out how to monetize our incredible user engagement in ways that are a win-win-win: for consumers, for our partners, and for Zillow. This experimentation and innovation has resulted in consolidated revenue that features a wide variety of lines of business and monetization models, to the point where revenue derived from buyer’s agent activity represented less than half of our total revenue in Q3 2023. We are focused on delivering the Housing Super App — a tech-enabled, end-to-end platform with products and services that make it easier for people to move. Zillow — the trusted brand and marketplace — will be here to help buyers, sellers, renters and 2 | Q3 2023

the industry transact in real estate, regardless of how the dollars flow. Q3 RESULTS 2023 is crucial for Zillow — it’s a “year of execution” as we prepare to scale in 2024 and 2025. We’re very pleased with what we’ve accomplished to date. In Q3, we once again delivered strong relative revenue outperformance compared to total residential real estate industry transaction dollar volumes. Our revenue growth also exceeded expectations in Q3, reaching $496 million, an increase of 3% year over year. Residential revenue of $362 million declined by only 3% year over year while the residential real estate industry declined by 14%, meaning Zillow outperformed the industry by 1,100 basis points. This marks the fourth straight quarter of meaningful outperformance versus the residential real estate industry. Our ongoing efforts to improve our customer funnel, capture more demand, and connect more of that demand to our partner network continue to pay dividends for our performance. A contributor to our outperformance was a strong quarter in our Rentals marketplace. Driven by increased traffic and listing growth in both multifamily and single-family, we reported $99 million in Rentals revenue in Q3, up 34% year over year. We remain the #1 most visited rentals platform according to Comscore, with average monthly rentals unique visitors up double digits in Q3. We’re also making excellent progress in Mortgages, growing our purchase mortgage origination business by 88% year over year, even as mortgage rates hit 20-year highs. Our core business continues to demonstrate healthy top-of-funnel demand, driven by our powerful brand 1 . With 224 million average monthly unique users in Q3, our overall leading traffic remains double that of our closest competitor. And, more than 80% of our traffic comes to us organically, directly, and for free, with less than 5% of our users coming from paid search engine marketing and digital ad spend. 1 https://www.zillowgroup.com/third-quarter-2023-media-coverage-highlights/ 3 | Q3 2023

Our great products, respected brand and large audience are a meaningful strategic advantage for Zillow, and our growth investments are focused on simplifying, digitizing, and integrating the moving transaction — real customer problems that we are solving with great software and partners. FOLLOW UP BOSS ACQUISITION Today, we announced we’ve entered into an agreement to acquire Follow Up Boss 2 , an industry-leading customer relationship management (CRM) system that gives top-performing real estate professionals a central hub to organize and engage customers, close deals, and build their teams. We are investing in great tech solutions that make it easier for people to move, and Follow Up Boss does just that. We are excited about Follow Up Boss for a number of reasons. First, they have been a key integration partner of ours for a long time, and the product is beloved by the broader real estate industry and many of our Zillow Premier Agent partners. Follow Up Boss has grown its revenue more than 40% on average annually over the last four years, primarily by word-of-mouth marketing, with no meaningful outbound sales effort. This type of growth is quite a feat in any market environment, and even more impressive in a housing market that is down nearly 20% since 2019. We’re excited to be able to use Zillow’s resources to help Follow Up Boss grow even faster, and to invest in a more integrated software experience for agents and teams across the industry, enabling them to boost productivity and grow their own businesses. Similar to ShowingTime, which we acquired in 2021, Follow Up Boss gives agents across the industry a tech-enabled solution that allows them to focus on what they do best: delivering great experiences to customers. Also similar to ShowingTime, Follow Up Boss will remain an independent brand, serving the broader real estate industry as they’ve done so well for so many years. The purchase price includes $400 million of cash upon closing and up to $100 million in cash earnouts over a three-year period upon achievement of certain performance metrics. Once the transaction 2 https://www.followupboss.com/ 4 | Q3 2023

closes, the Follow Up Boss team will join Zillow as our newest industry offering for real estate agents. GROWTH STRATEGY Zillow’s vision of a housing super app is to create a single digital experience to help customers across all their real estate needs, including buying, selling, financing, and renting. We’re bringing this vision to life through investments across five growth pillars: touring, financing, seller solutions, integrating our services, and enhancing our partner network. These growth pillars mark the pathway to meeting our goals for increased customer transaction share and revenue per customer transaction. In 2023, we’ve been focused on launching and refining products and services within our growth pillars as we scale and grow over the coming years, and we are making progress, as demonstrated by accelerated product rollouts this quarter. ENHANCED MARKETS We’ve been encouraged by what we’re learning in the geographies where we have rolled out our most full-featured integrated housing super app experience: ”enhanced markets.” Since our last update, we have launched five more enhanced markets, bringing us to a total of nine. As each month passes, we are increasingly confident in the results of our enhanced markets and are encouraged by what we’re seeing so far, with continued strong connections growth and customer transaction share gains. We anticipate launching additional enhanced markets at an accelerated pace in the months ahead and throughout 2024. TOURING The investments we’re making to improve touring — which is a key growth pillar — will continue to fuel momentum. A home tour is the moment when what a customer has seen and coveted on the Zillow app becomes tangible — and is a strong indicator of seriousness. Shoppers who request a tour convert to buyers at three times the rate of other actions on Zillow. 5 | Q3 2023

Powered by ShowingTime, our real-time touring product lets a home shopper schedule and confirm a home tour in real-time, as opposed to simply requesting it. Along with other improvements we’ve made throughout the conversion funnel, real-time touring is meaningfully improving our ability to connect higher-intent customers to our Premier Agent partners. In markets where real-time touring is enabled, we continue to see significant outperformance of connection growth versus the industry. As a result, we’ve accelerated the rollout of real-time touring outside of our enhanced markets; we are now live in 57 markets and expect to be in an additional 33 markets, covering approximately 10% of our total connections, by the end of 2023. FINANCING Nearly 80% of homes purchased are financed with a mortgage 3 , and shopping for a mortgage is where about 40% of all home buyers start 4 . Knowing that almost all of these mortgage seekers use Zillow sets us up nicely to build a substantial first-party direct-to-consumer purchase mortgage origination business, seamlessly integrated with our extensive Premier Agent partner network. We have begun to show real traction over the past few quarters. That growth continued in Q3, and despite a very challenging mortgage origination market, Zillow Home Loans reported an 88% year-over-year increase in purchase loan origination volume. Traditionally, Zillow customers went to our mortgage marketplace to shop for rates. Increasingly, those customers are being offered Zillow Home Loans directly. Those customers — along with our work to integrate Premier Agent with Zillow Home Loans in our enhanced markets — are driving the growth of Zillow Home Loans purchase mortgages. We are not yet at scale, but we are making excellent progress, with $452 million in purchase loan origination volume in Q3, even as mortgage rates hit 20-year highs. 4 Zillow internal estimates. 3 2022 Profile of Homebuyers and Sellers, per the National Association of REALTORS®. 6 | Q3 2023

SELLER SOLUTIONS We’re investing to provide sellers and listing agents with tech-enabled products and services that make selling homes easier. Last quarter, we launched Listing Showcase 5 under our ShowingTime+ real estate industry software brand. Listing Showcase listings feature rich media, including scrolling hero images, room-by-room photo organization and interactive floor plans, to give buyers a deep understanding of a home before they ever step inside. We’re giving agents industry-wide the tools to elevate their brand presence on Zillow, which is ultimately helping them win more business. As of today, we are in 17 markets, with plans to expand throughout Q4 into early next year. Additionally, with respect to opening up sell-side TAM 6 with Seller Solutions, we’ve expanded our partnership with Opendoor to 45 markets. In these markets, home sellers who start their journey on Zillow can simultaneously request a cash offer from Opendoor as well as an estimate of what their home could sell for on the open market with a local Zillow Premier Agent partner. HOUSING MACRO We are now operating in a marketplace where high mortgage rates and historically low housing supply have become the norm, stretching buyers’ budgets and keeping potential sellers on the sidelines as they hold onto legacy lower-rate mortgages on their current homes. As a result, new listing volumes remain subdued, and seasonally adjusted annual sales of existing homes are below 4 million, which is as low as they’ve been since the back side of the financial crisis in 2010. Despite such limited inventory, buyer demand has persisted, keeping a floor under home prices. Given these now-familiar dynamics, we forecast the industry will be down 8% to 13% year over year for Q4. There are bright spots. Builders are chipping away at the housing supply deficit, in both multifamily rentals and single-family for-sale homes. The past few months have seen the most homes under construction since at least 1970, and many of them are smaller and more affordable, which caters to the needs of today’s buyers. 6 TAM = Total Addressable Market. 5 https://vimeo.com/839848078/06d2fcca41 7 | Q3 2023

Additionally, while our proprietary buyer demand metrics have declined from the highs of the hot COVID-fueled housing market of 2021, the demand-per-active-listing metrics remain well above 2019. Even more encouraging, our surveys show that about 1 in 5 homeowners are looking to sell in the next three years. These factors tell us there will be plenty of housing transactions to come, despite near-term stickiness, and we are well-positioned both in the short term and for when market conditions begin to normalize. LOOKING AHEAD To close, we will reiterate what you have heard from us before. 2022 was a year where we re-strategized and re-organized around our housing super app vision, and 2023 is a year for us to release new products and test in various markets, setting us up for further scaling into 2024 and 2025. We are three-quarters of the way through the year and are pleased with how we are progressing. Our team is executing well, and it is showing up in our continued relative outperformance and the excitement we all feel about the growth opportunity ahead. Sincerely, Rich Barton Jeremy Hofmann Co-founder & CEO CFO 8 | Q3 2023

# Third-Quarter 2023 Highlights

Zillow Group's third-quarter results exceeded our outlook for revenue and Adjusted EBITDA.



REVENUE
$500M
$400M
$300M
$200M
$100M
$0M
$483M
$435M
$469M
$506M
$496M
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023

- Q3 revenue was $496 million, up 3% year over year and above the midpoint of our outlook range by $24 million.
  - Residential revenue of $362 million outperformed both the industry total transaction dollar decline of 14% and the high end of our expectations, decreasing 3% year over year. Outperformance was primarily driven by connections growth to Premier Agent partners, which grew faster than the overall industry.
  - Rentals revenue of $99 million increased 34% year over year, primarily driven by our multifamily revenue, which grew 42% year over year in Q3 2023.
  - Mortgages revenue of $24 million decreased 8% year over year, due primarily to higher interest rates that impacted demand for our mortgage marketplace. Q3 purchase loan origination volume grew 88% year over year from Q3 2022.
- On a GAAP basis, net loss was $28 million in Q3.
- Q3 Adjusted EBITDA was $107 million, $30 million above the midpoint of our outlook range, driven primarily by strong Rentals revenue, higher-than-expected Residential revenue, and lower-than-expected operating expenses.
- We announced an agreement to acquire Follow Up Boss for $400 million in cash upon closing and up to $100 million in cash earnouts over a three-year period.
- Cash and investments of $3.3 billion at the end of Q3 were flat compared to the end of Q2, after $100 million in share repurchases in Q3. Our available repurchase authorization was $914 million at the end of Q3.
- Traffic to Zillow Group's mobile apps and websites in Q3 was 224 million average monthly unique users, down 5% year over year. Visits during Q3 were 2.6 billion, down 5% year over year.

9 | Q3 2023

ZILLOW GROUP

# Select Q3 2023 Results

## RESIDENTIAL



RESIDENTIAL REVENUE
$400M
$300M
$200M
$100M
$0M
$372M
$340M
$361M
$380M
$362M
Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023

Residential revenue decreased 3% year over year to $362 million in Q3 2023, driven primarily by lower Premier Agent revenue, which was impacted by weakness in the overall housing market. This represented 1100 basis points of outperformance relative to total industry transaction dollars, which declined 14% year over year. Our relative outperformance versus the industry was primarily driven by our ability to connect high-intent customers to our Premier Agent partners.

Premier Agent revenue decreased 3% year over year, outperforming our expectation for a decline between 4% and 9%. The mid-funnel investments we have made have resulted in improvements in our ability to capture more of our customer demand and connect more of that demand to our Premier Agent partners. The year-over-year decrease in Premier Agent revenue continued to be driven by housing macroeconomic market factors, including low housing inventory, fewer new for-sale listings, increases and volatility in mortgage interest rates, as well as home-price fluctuations.

## RENTALS



RENTALS REVENUE
$120M
$100M
$80M
$60M
$40M
$20M
$0M
$74M
$68M
$74M
$91M
$99M
Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023



RENTALS UVs
30M
25M
20M
15M
10M
5M
0M
27M
26M
29M
31M
30M
Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023

Q3 Rentals revenue of $99 million increased 34% year over year, from 28% year-over-year growth in Q2 2023, primarily driven by our multifamily revenue, which grew 42% year over year in Q3 2023. We continue to see improving fundamentals in our multifamily rentals marketplace, with the number of properties advertising on Zillow increasing at a faster rate on a year-over-year basis in Q3 when compared to Q2 2023. Our total active rental listings were up 45% year over year. We believe the increase in active rental listings is driving our industry-leading rentals traffic, which was up 11% year over year to 30 million average monthly unique visitors (UVs)[7] in Q3. We also benefited from industry tailwinds as occupancy rates have declined from historically high levels, which drives an increasing need for advertising from landlords.

*[7]Comscore data, which includes average number of monthly unique visitors to rental listings on Zillow, Trulia and HotPads mobile apps and websites.*

10 | Q3 2023

ZILLOW GROUP

MORTGAGES Mortgages revenue was $24 million for Q3, a decrease of 8% year over year, due primarily to higher interest rates that impacted demand and resulted in a decrease in revenue from our mortgage marketplace. This decrease was partially offset by an increase in mortgage originations revenue, driven by an increase in total loan origination volume. Purchase loan origination volume was up 35% sequentially from Q2 2023 and up 88% year over year, as we have made steady progress helping more of our customers with financing by improving integration between Zillow Home Loans and our Premier Agent partner network, and increasing customer engagement on our apps and sites. NET LOSS AND ADJUSTED EBITDA GAAP net loss was $28 million in Q3, and net loss margin was 6%. Adjusted EBITDA was $107 million in Q3, above the midpoint of our outlook range by $30 million, driven by strong Rentals revenue, higher-than-expected Residential revenue, and lower-than-expected operating expenses. Adjusted EBITDA margin was 22%. We believe this Adjusted EBITDA outperformance demonstrates the inherent profit leverage in our business model and how quickly revenue outperformance can flow through to Adjusted EBITDA. 11 | Q3 2023

Select Operating Expenses and Cost of Revenue Sales and marketing, technology and development, general and administrative expenses (select operating expenses), and cost of revenue totaled $547 million in Q3, down 4% sequentially from $570 million in Q2 2023 and up 2% from Q3 2022. Year-over-year results were impacted primarily by higher cost of revenue, which was up $21 million year over year, primarily due to an increase in website development costs as we continue to test and release new products. Adjusted EBITDA expenses 8 were $389 million in Q3 2023, down sequentially from $395 million in Q2 2023, slightly better than what was implied in our Q3 outlook. The following table presents a reconciliation of Adjusted EBITDA expenses to select operating expenses and cost of revenue for the periods presented (in millions, except percentages, unaudited): 8 Adjusted EBITDA expenses is a non-GAAP financial measure; it is not calculated or presented in accordance with GAAP. Please see the “Use of Non-GAAP Financial Measures” section below for more information about the presentation and calculation of Adjusted EBITDA expenses. 12 | Q3 2023

BALANCE SHEET & CASH FLOW SUMMARY We ended Q3 with cash and investments of $3.3 billion, flat compared to the end of Q2 2023, after $100 million in share repurchases during Q3. We had available authorizations of $914 million remaining at the end of Q3 under our total repurchase authorizations of $2.5 billion. Convertible debt was $1.7 billion at the end of Q3. Outlook The following table presents our outlook for the three months ending Dec. 31, 2023 (in millions): 9 10 10 We have excluded from our outlook for “Weighted-average shares outstanding - diluted” any potentially dilutive impact of the conversion of our convertible senior notes due in 2024, 2025 and 2026 and any potentially anti-dilutive impact of future share repurchases or capped call unwinds. The maximum number of shares underlying the convertible senior notes and capped call confirmations is 33.6 million and 11.5 million shares of Class C capital stock, respectively. 9 Zillow Group has not provided a quantitative reconciliation of forecasted GAAP net income (loss) to forecasted Adjusted EBITDA within this communication because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include but are not limited to: income taxes that are directly impacted by unpredictable fluctuations in the market price of the company’s capital stock; depreciation and amortization from new acquisitions; impairments of assets; gains or losses on extinguishment of debt; and acquisition-related costs. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, many of which are outside of Zillow Group’s control. For more information regarding the non-GAAP financial measures discussed in this communication, please see the “Use of Non-GAAP Financial Measures” section below. 13 | Q3 2023

● Our estimate for industry transaction dollar volume in Q4 is a decline between 8% and 13% year over year, with a 10% decline at the midpoint. Within Residential revenue, we expect Q4 Premier Agent revenue will decline between 4% and 9% year over year. ● Our outlook implies Adjusted EBITDA expenses to be relatively flat from $389 million in Q3, considering a $3 million shift in the timing of marketing expenses from Q3 to Q4, with a range of $390 million to $395 million for Q4. Note that our Q4 2023 outlook does not include a potential one-time charge of $15 million related to a lease agreement amendment that we believe is likely to occur in either Q4 2023 or Q1 2024. 14 | Q3 2023

Forward-Looking Statements This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding our future targets, the future performance and operation of our business, our business strategies and ability to translate such strategies into financial performance, the current and future health and stability of the residential housing market and economy, volatility of mortgage interest rates, and our expectations regarding future shifts in behavior by consumers. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “predict,” “will,” “projections,” “continue,” “estimate,” “outlook,” “guidance,” “would,” “could,” “strive,” or similar expressions constitute forward-looking statements. Forward-looking statements are made based on assumptions as of November 1, 2023, and although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to: the current and future health and stability of the economy and United States residential real estate industry, including changes in inflationary conditions, interest rates, housing availability and affordability, labor shortages and supply chain issues; our ability to manage advertising inventory and pricing and maintain relationships with our real estate partners; our ability to establish or maintain relationships with listing and data providers, which affects traffic to our mobile applications and websites; our ability to comply with current and future multiple listing service (“MLS”) rules and requirements; our ability to continue to innovate and compete successfully to attract customers and real estate partners; our ability to operate and grow Zillow Home Loans, our mortgage origination business, including the ability to obtain or maintain sufficient financing to fund its origination of mortgages, meet customers’ financing needs with its product offerings, continue to grow the origination business and resell originated mortgages on the secondary market; the duration and impact of natural disasters and other catastrophic events (including public health crises) on our ability to operate, demand for our products or services, or general economic conditions; our ability to maintain adequate security measures or technology systems, or those of third parties on which we rely, to protect data integrity and the information and privacy of our customers and other third parties; the impact of pending or future litigation and other disputes or enforcement actions; our ability to attract and retain a highly skilled workforce; acquisitions, investments, strategic partnerships, capital-raising activities, or other corporate transactions or commitments by us or our competitors; our ability to continue relying on third-party services to support critical functions of our business; our ability to protect and continue using our intellectual property and prevent others from copying, infringing upon, or developing similar intellectual property; our ability to comply with domestic and international laws, regulations, rules, contractual obligations, policies and other obligations, or to obtain or maintain required licenses to support our business and operations; our ability to pay debt, settle conversions of our convertible senior notes, or repurchase our convertible senior notes upon a fundamental change; our ability to raise additional capital or refinance on acceptable terms, or at all; actual or anticipated fluctuations in quarterly and annual results of operations and financial position; the assumptions, estimates and internal or third-party data that we use to calculate business, performance and operating metrics; and volatility of our Class A common stock and Class C capital stock prices. The foregoing list of risks and uncertainties is illustrative but not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in subsequent quarterly and annual reports. Except as may be required by law, Zillow Group does not intend and undertakes no duty to update this information to reflect future events or circumstances. 15 | Q3 2023

No Incorporation by Reference This communication includes website addresses and references to additional materials found on those websites, including Zillow Group’s websites. These websites and materials are not incorporated by reference herein or our other filings with the Securities and Exchange Commission. Use of Estimates and Statistical Data This communication includes estimates and other statistical data made by independent third parties and by Zillow Group relating to the housing market, connection, engagement, growth, and other data about Zillow Group’s performance and the residential real estate industry. These data involve a number of assumptions and limitations, which may significantly impair their accuracy, and you are cautioned not to give undue weight to such estimates. Projections, assumptions and estimates of future performance are necessarily subject to a high degree of uncertainty and risk. Use of Operating Metrics Zillow Group reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. This communication includes Customer Transactions and current share of Customer Transactions as a percentage of total transactions. Zillow Group uses these operating metrics on a periodic basis to evaluate and provide investors with insight into the performance of Zillow Group’s transaction-based product and service offerings, which currently include Premier Agent, seller solutions and Zillow Home Loans. Customer Transactions: Zillow Group calculates “Customer Transactions” as each unique purchase or sale transaction in which the homebuyer or seller uses Zillow Home Loans and/or involves a Premier Agent or seller solutions partner with whom the buyer or seller connected through Zillow. In particular: • For Premier Agent and seller solutions, Zillow Group uses an internal approximation of the number of buy- and/or sell-side transactions, as applicable, that involve a Premier Agent or seller solutions partner with whom the buyer or seller connected through Zillow. Because of the challenges associated with measuring the conversion of connections to transactions outside of our Premier Agent Flex and seller solutions programs, including reliance on the availability and quality of public records and data, these estimates may be inaccurate. • For Zillow Home Loans, Zillow Group counts each unique purchase transaction in which the home buyer uses Zillow Home Loans. Revenue Per Customer Transaction: Zillow Group calculates “Revenue Per Customer Transaction” as Premier Agent, seller solutions and Zillow Home Loans revenue divided by the number of Customer Transactions during the relevant period. Share of Customer Transactions: For purposes of estimating our historical share of customer transactions, Zillow Group assumed there were 12.2M buy and sell-side transactions in 2021, based on the estimated 6.1M home transactions reported by the National Association of REALTORS® in 2021. Use of Non-GAAP Financial Measures To provide investors with additional information regarding our financial results, this communication includes references to non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA expenses. • Adjusted EBITDA Reconciliation We have provided a reconciliation below of Adjusted EBITDA to net loss, the most directly comparable U.S. generally accepted accounting principle (“GAAP”) financial measure. • Adjusted EBITDA Margin Reconciliation We have provided a reconciliation below of Adjusted EBITDA margin to net loss margin, the most directly comparable GAAP financial measure. • Adjusted EBITDA Expenses Reconciliation We have provided a reconciliation above of Adjusted EBITDA expenses to total select operating expenses and cost of revenue, the most directly comparable GAAP financial measure, and a calculation below of Adjusted EBITDA expenses calculated as revenue less Adjusted EBITDA. 16 | Q3 2023

Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA expenses are key metrics used by our management and board of directors to measure operating performance and trends and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating these measures facilitates operating performance comparisons on a period-to-period basis. Our use of non-GAAP financial measures has limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include, but are not limited to, the fact that such non-GAAP financial measures: • Do not reflect changes in, or cash requirements for, our working capital needs; • Do not reflect the results of discontinued operations; • Do not consider the potentially dilutive impact of share-based compensation; • Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA expenses do not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or contractual commitments; • Do not reflect impairment and restructuring costs; • Do not reflect acquisition-related costs; • Do not reflect interest expense or other income, net; • Do not reflect income taxes; and • Other companies, including companies in our own industry, may calculate these non-GAAP financial measures differently from the way we do, limiting their usefulness as comparative measures. Because of these limitations, you should consider Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA expenses alongside other financial performance measures, including various cash-flow metrics, net loss, and our other GAAP results. 17 | Q3 2023

The following tables present a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net loss, and a calculation of Adjusted EBITDA expenses for each of the periods presented (in millions, unaudited): Three Months Ended September 30, 2023 June 30, 2023 March 31, 2023 December 31, 2022 September 30, 2022 Reconciliation of Adjusted EBITDA to Net Loss: Net loss $ (28) $ (35) $ (22) $ (72) $ (53) Loss from discontinued operations, net of income taxes — — — — 2 Income taxes — 1 — 4 3 Other income, net (34) (42) (32) (24) (12) Depreciation and amortization 49 45 40 36 34 Share-based compensation 109 130 103 110 147 Impairment and restructuring costs 1 2 6 10 — Acquisition-related costs 1 1 — — — Interest expense 9 9 9 9 9 Adjusted EBITDA $ 107 $ 111 $ 104 $ 73 $ 130 Three Months Ended September 30, 2023 June 30, 2023 September 30, 2022 Calculation of Adjusted EBITDA Expenses: Revenue $ 496 $ 506 $ 483 Less: Adjusted EBITDA (107) (111) (130) Adjusted EBITDA expenses $ 389 $ 395 $ 353 18 | Q3 2023

The following tables present the calculation of Adjusted EBITDA margin and associated year-over-year growth rates and the most directly comparable GAAP financial measure and related year-over-year growth rates, which is net loss margin, for each of the periods presented (in millions, except percentages and margin change basis points, unaudited):

| | Three Months Ended September 30, | | 2022 to 2023 % Change | Nine Months Ended September 30, | | 2022 to 2023 % Change |
|---|---|---|---|---|---|---|
| | 2023 | 2022 | | 2023 | 2022 | |
| **Revenue:** | | | | | | |
| Residential | $ 362 | $ 372 | (3)% | $ 1,103 | $ 1,182 | (7)% |
| Rentals | 99 | 74 | 34% | 264 | 206 | 28% |
| Mortgages | 24 | 26 | (8)% | 74 | 101 | (27)% |
| Other | 11 | 11 | —% | 30 | 34 | (12)% |
| Total revenue | $ 496 | $ 483 | 3% | $ 1,471 | $ 1,523 | (3)% |
| **Other Financial Data:** | | | | | | |
| Gross profit | $ 386 | $ 394 | (2)% | $ 1,165 | $ 1,245 | (6)% |
| Net loss | $ (28) | $ (53) | 47% | $ (85) | $ (29) | (193)% |
| Adjusted EBITDA | $ 107 | $ 130 | (18)% | $ 322 | $ 441 | (27)% |

| Percentage of Revenue: | Three Months Ended September 30, 2023 | Three Months Ended September 30, 2022 | 2022 to 2023 % Change | 2022 to 2023 Margin Change Basis Points | Nine Months Ended September 30, 2023 | Nine Months Ended September 30, 2022 | 2022 to 2023 % Change | 2022 to 2023 Margin Change Basis Points |
|---|---|---|---|---|---|---|---|---|
| Gross profit | 78% | 82% | (5)% | (400) | 79% | 82% | (4)% | (300) |
| Net loss | (6)% | (11)% | 45% | 500 | (6)% | (2)% | (200)% | (400) |
| Adjusted EBITDA | 22% | 27% | (19)% | (500) | 22% | 29% | (24)% | (700) |

19 | Q3 2023

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